UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2025

IR-MED, INC.

Nevada	000-56492	84-4516398
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Zip Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item – 1.01 Entry into a Material Definitive Agreement.

IR-Med, Inc. (the “Company”) entered into an Equity Purchase Agreement with Williamsburg Venture Holdings, LLC, a Nevada limited liability company (“Investor”), pursuant to which the Investor agreed to invest up to Fifteen Million Dollars ($15,000,000) over a 24-month period (unless otherwise determined therein) in accordance with the terms and conditions of an Equity Purchase Agreement, dated as of March 11, 2025, by and between the Company and the Investor (the “Equity Purchase Agreement”). In connection with the Equity Purchase Agreement, the parties also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to register with the Securities and Exchange Commission (the “SEC”) the Company’s common stock issuable under the Equity Purchase Agreement. Pursuant to the terms of the Equity Purchase Agreement, the Investor agreed to accept a put notice of up to $500,000 upon a registration statement being declared effective by the SEC.

During the term of the Equity Purchase Agreement, the Company shall be entitled to put to the Investor, and the Investor shall be obligated to purchase, such number of shares of common stock of the Company (such shares, the “Put Shares”) at such price as determined in accordance with the Equity Purchase Agreement. The per share purchase price for the Put Shares shall be equal to 90% of the market price defined as the average of the two (2) lowest Volume-Weighted Average Price (VWAP) for the five (5) consecutive trading days immediately preceding the relevant Clearing Date (defined therein), as reported by Bloomberg Finance L.P. or other reputable source. Further, in consideration of the Company’s Put rights, and subject to the terms of the Equity Purchase Agreement, the Company will issue to the Investor 1,000,000 shares of the Company’s common stock. Pursuant to the Equity Purchase Agreement, the Investor may not acquire at any point, more than 9.99% of the outstanding common stock of the Company.

The foregoing descriptions of the Equity Purchase Agreement and the Registration Rights Agreement do not purport to be complete, and are subject to, and qualified in their entirety by reference to the Investment Agreement and the Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Equity Purchase Agreement, dated March 11 2025, by and between IR-Med, Inc. and Williamsburg Venture Holdings, LLC
10.2	Registration Rights Agreement, dated March 11, 2025, by and between IR-Med, Inc. and Williamsburg Venture Holdings, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

	By:	/s/ Sharon Lefkoviz
	Name:	Sharon Lefkoviz
	Title:	Chief Financial Officer

Date: March 14, 2025